Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated December 18, 2015, with respect to the consolidated financial statements and schedule of The Valspar Corporation and subsidiaries and the effectiveness of internal control over financial reporting of The Valspar Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended October 30, 2015.
Registration Statement Form S-3 No. 333-201521, Registration Statement Form S-8 No. 333-198529 pertaining to the Valspar Corporation Non-Qualified Deferred Compensation Plan, Registration Statement Form S-8 Nos. 33-51224 and 33-51226 pertaining to The Valspar Stock Ownership Trusts, Registration Statement Form S-8 Nos. 33-51222 and 333-46865 pertaining to The Valspar Profit Sharing Retirement Plan, Registration Statement Form S-8 Nos. 333-158588 and 333-167419 pertaining to The Valspar Corporation 2009 Omnibus Equity Plan and Registration Statement Form S-8 No. 333-203341 pertaining to The Valspar Corporation 2015 Omnibus Equity Plan.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
December 18, 2015